EXHIBIT 4.3

Neither these securities nor the securities into which these securities are exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered for sale, sold or otherwise disposed of except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from registration under such act and in compliance with applicable state securities or blue sky laws.

No.____

                         ASHLIN DEVELOPMENT CORPORATION
                              COMMON STOCK WARRANT

      This certifies that ______________ ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from Ashlin Development Corporation, a Florida corporation (the "Company"), ________ (___,000) fully paid and non assessable shares of the Company's Common Stock, par value $0.001 per Share ("Common Stock"), in accordance with Section 2 during the period commencing on __________, 2005 and ending at 5:00 p.m. EST, on ___________, 2010
(the "Expiration Date"), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

      1. Exercise Price. The initial purchase price for the Shares shall be $0.22 per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise Price").

      Exercise and Payment. Commencing on the date hereof, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Exercise Agreement annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Exercise Agreement. Payment may be in cash, by wire transfer of immediately available funds to an account specified by the Company or by cashier's check payable to the order of the Company. In addition to the foregoing, notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in this Section 2, the Holder may elect to exercise this Warrant or a portion hereof and to pay for the shares of Common Stock issuable upon such exercise by way of cashless exercise by surrendering this Warrant at the principal executive office of the Company, together with the Notice of Exercise attached hereto duly executed, in which event the Company shall issue to the Holder that number of shares of Common Stock of the Company computed using the following formula:

                                X = Y (A - B) / A

Where X = the number of shares of Common Stock to be issued to the Holder.

      Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

      A = the greater of: (i) the Closing Price of one share of Common Stock (on the date prior to such exercise) or (ii) the 10-day average of the closing price of the shares of Common Stock on the OTC Bulletin Board prior to such surrender.

      B = the Exercise Price (as adjusted to the date of such calculation).

      If the above calculation results in a negative number, then no shares of Common Stock of the Company shall be issued or issuable upon conversion of this Warrant.

      2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

      3. Delivery of Stock Certificates. Within a reasonable time after exercise, and in no event more than 5 business days thereafter, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Holder shall have requested in the Exercise Agreement. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

      4. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the fair market value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

      5. Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

      6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      7. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

      8. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by stock split or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, stock split or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

            (b) Merger. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate


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

Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant been exercised prior to such merger or consolidation.

            (c) Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

      9. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

      10. Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

            (a) dissolution, liquidation or winding up of the Company shall be proposed;

            (b) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

            (c) a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

      Such giving of notice shall be simultaneous with the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

      11. Restricted Securities; Registration Rights. The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended


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

(the "Securities Act") or an applicable exemption from such registration. Unless the Shares are registered in accordance with the requirements of the Securities Act, the Holder further acknowledges that a securities legend substantially in the form appearing on the first page of this Warrant shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

      The Holder of this Warrant shall be entitled to the registration rights with respect to the Shares as set forth on Exhibit B annexed hereto which in incorporated herein by reference.

      12. Certification of Investment Purpose. Unless a current registration statement under the Securities Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof. This Warrant is acquired by the Holder for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof.

      13. Miscellaneous.

            (a) Construction. Unless the context indicates otherwise, the term "Holder" shall include any transferee or transferees of this Warrant, and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution.

            (b) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  To Holder:
                             -------------------

                             -------------------

                             -------------------

                             -------------------

                             To the Company:

                             Attention:

            (c) Governing Law. This Warrant shall be governed by and construed under the laws of the State of Florida.

            (d) Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

            (e) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.


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

            (f) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

            (g) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

            (h) Counterparts. This Warrant may be signed in several counterparts, each of which shall constitute an original.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly exercised effective as of _______, 2005.

                                                  ASHLIN DEVELOPMENT CORPORATION


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:


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

                              EXHIBIT A TO WARRANT

                               NOTICE OF EXERCISE

To: Ashlin Development Corporation                 Dated: ______________________

    --------------------------

    --------------------------

Attn: Chief Financial Officer

      The undersigned, registered holder of the Warrant to Purchase Common Stock delivered herewith, hereby irrevocably exercises such warrant for, and purchases thereunder, ______ shares of Common Stock of ASHLIN DEVLOMENT CORPORATION, a Florida corporation.

      The undersigned hereby elects to exercise this Warrant by (check one):

      ______ payment of cash and herewith makes payment of the warrant price of $________ for such shares in full.

      ______ cashless exercise and hereby requests delivery of the number of shares as determined in accordance with Section 2 of the Warrant.

                                     Holder

                                     Signature:
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                     Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                     Telephone:
                                                --------------------------------

                                     Facsimile:
                                                --------------------------------

                                     Social Security
                                     Number:
                                             -----------------------------------


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

Exhibit B

Registration Rights


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